Exhibit 99.(12)

Proskauer Rose LLP   Eleven Times Square   New York, NY 10036-8299

VIA OVERNIGHT DELIVERY

August 17, 2018

The Lazard Funds, Inc.

c/o Lazard Asset Management LLC

30 Rockefeller Plaza

New York, NY 10112

Re:	Plan of Reorganization

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax consequences of the exchange of all of the assets of Lazard US Realty Income Portfolio (the “Acquired Portfolio”) for certain shares of Lazard US Realty Equity Portfolio (the “Acquiring Portfolio”) as part of a plan of reorganization pursuant to which all of the assets of the Acquired Portfolio will be transferred to the Acquiring Portfolio, in exchange solely for Open Shares and Institutional Shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Acquired Portfolio’s stated liabilities, with the Acquired Portfolio to then (as promptly as practicable thereafter) distribute those Acquiring Portfolio Shares to its shareholders of record and liquidate.

In connection with this opinion, we have examined the Registration Statement on Form N-14 (Registration No. 333-223531) (as amended, revised or supplemented through the date hereof and including the Prospectus/Proxy Statement contained therein, the “Registration Statement”), the Plan of Reorganization dated as of February 28, 2018 of The Lazard Funds, Inc. (the “Company”), on behalf of its series the Acquired Portfolio and the Acquiring Portfolio (the “Reorganization Plan”), the officer’s certificate of the Company, on behalf of the Acquired Portfolio, addressed to us, dated as of the date hereof (the “Acquired Portfolio Officer’s Certificate”), and the officer’s certificate of the Company, on behalf of the Acquiring Portfolio, addressed to us, dated as of the date hereof (the “Acquiring Portfolio Officer’s Certificate” and, together with the Acquired Portfolio Officer’s Certificate, the “Officer’s Certificates”). In rendering this opinion, we are assuming that the facts and information contained in the Registration Statement are true, correct and complete (including that the representations made by the Company are true and correct as of the Closing Date), that the representations made by the Company, on behalf of the Acquired Portfolio and the Acquiring Portfolio, in the Officer’s Certificates are true and correct as of the Closing Date, that any representations made in such Officer’s Certificates which are qualified by knowledge or qualifications of like import are true and correct as of the Closing Date without such qualifications, and we are relying on each of such representations. In addition, our opinion set forth below assumes (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and the authenticity of all documents we have examined, (iii) the authenticity of any document and genuineness of any signature submitted to us as originals, (iv) the conformity to the original of all copies of documents submitted to us, (v) the authenticity of the originals of such copies, (vi) the accuracy of the representations of each party to the Reorganization Plan, (vii) the accuracy of the oral or written statements and representations of officers and other representatives of Company, on behalf of the Acquired Portfolio and the Acquiring Portfolio, (viii) the due authority, execution and delivery by each of the parties to the Reorganization Plan, (ix) that the Reorganization Plan constitutes the legal, valid and binding obligation of each of the parties thereto, (x) that each of the representations set forth in the Officer’s Certificates is and will remain true, correct and complete and (xi) that each of the parties to the Reorganization Plan will perform all of their obligations in the manner described therein. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Reorganization Plan.

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The Lazard Funds, Inc.

August 17, 2018

Opinion

Based on the foregoing, and our review and analysis of the current state of the law, it is our opinion that:

a)	the transfer of all of the Acquired Portfolio’s Assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Acquired Portfolio’s stated liabilities, followed by the distribution by the Acquired Portfolio of those Acquiring Portfolio Shares pro rata to Acquired Portfolio Shareholders in complete liquidation of the Acquired Portfolio, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and each of the Acquired Portfolio and the Acquiring Portfolio will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

b)	no gain or loss will be recognized by the Acquiring Portfolio upon the receipt of the Acquired Portfolio’s Assets in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Acquired Portfolio’s stated liabilities pursuant to the Reorganization;

c)	no gain or loss will be recognized by the Acquired Portfolio upon the transfer of the Acquired Portfolio’s Assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Acquired Portfolio’s stated liabilities or upon the distribution of those Acquiring Portfolio Shares to Acquired Portfolio Shareholders in exchange (whether actual or constructive) for their shares of the Acquired Portfolio in liquidation of the Acquired Portfolio pursuant to the Reorganization;

d)	no gain or loss will be recognized by Acquired Portfolio Shareholders upon the exchange of their Acquired Portfolio shares for Acquiring Portfolio Shares pursuant to the Reorganization;

e)	the aggregate tax basis for the Acquiring Portfolio Shares received by each Acquired Portfolio Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis for the Acquired Portfolio shares held by such Acquired Portfolio Shareholder immediately prior to the Reorganization, and the holding period of those Acquiring Portfolio Shares received by each Acquired Portfolio Shareholder will include the period during which the Acquired Portfolio shares exchanged therefor were held by such Acquired Portfolio Shareholder (provided the Acquired Portfolio shares were held as capital assets on the date of the Reorganization); and

f)	the tax basis of each Acquired Portfolio Asset acquired by the Acquiring Portfolio will be the same as the tax basis of such Asset to the Acquired Portfolio immediately prior to the Reorganization, and the holding period of each Asset of the Acquired Portfolio in the hands of the Acquiring Portfolio will include the period during which that Asset was held by the Acquired Portfolio (except where the Acquiring Portfolio’s investment activities have the effect of reducing or eliminating a holding period for an Asset of the Acquired Portfolio).

This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including those described as above. The opinion is subject to change in the event of a change in the applicable law or change

The Lazard Funds, Inc.

August 17, 2018

in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only our best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

This opinion is furnished to you only for use in connection with the Reorganization and the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Portfolio or any distributor or dealer in connection with the qualification of the Acquiring Portfolio Shares under the securities laws of any state or jurisdiction, and to the references to our firm name in the Prospectus/Proxy Statement in connection with the references to this opinion and the material United States federal income tax consequences of the Reorganization. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Proskauer Rose LLP